UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 25, 2021

Ferro Corporation

__________________________________________

(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard Suite 250, Mayfield Heights, Ohio		44124
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FOE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Disposition of Assets.

As previously announced, on December 15, 2019, Ferro Corporation (“Ferro”) and Pigments Spain, S.L. (“Buyer”) entered into an Asset and Stock Purchase Agreement (as amended, the “Agreement”) pursuant to which Ferro agreed to sell Ferro’s global tile coatings business (the “Tile Coatings Business”) to Buyer for $460 million in cash (the “Purchase Price”), with the potential for an additional $32 million in cash based on the performance of the business pre-closing, plus the assumption of certain liabilities of the Tile Coatings Business as specified in the Agreement. On February 25, 2021, Ferro completed the sale of the Tile Coatings Business (the “Transaction”) to Buyer for $460 million in cash. The Purchase Price will be subject to customary post-closing adjustments.

Item 2.02 Results of Operations and Financial Condition.

On February 25, 2021, Ferro issued a press release that discussed financial result for the three-month period and year ended December 31, 2020. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference. This information, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Ferro has classified the Tile Coatings Business as held-for-sale in its consolidated balance sheets and has classified the related operating results, net of income tax, as discontinued operations in its consolidated statements of operations.  Accordingly, Ferro has not provided pro forma financial statements in this Current Report on Form 8-K as the results of the Tile Coatings Business have previously been classified as discontinued operations and have been properly presented as such in Ferro’s historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2019, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020. As such, there are no other pro forma adjustments necessary on the condensed consolidated statement of operations for the nine months ended September 30, 2020, and for the consolidated statements of operations for the fiscal years ended December 31, 2019, 2018 and 2017.

The adjustments to Ferro’s historical condensed consolidated balance sheet as of September 30, 2020 include unaudited pro forma effects of the Transaction as if the sale of the Tile Coatings Business had occurred on September 30, 2020.  These pro forma adjustments include the derecognition of assets of $448.3 million and liabilities of $159.0 million of the Tile Coatings Business, which are classified as held for sale on the September 30, 2020 condensed consolidated balance sheet.

Pro forma financial information requires management to make estimates and assumptions based upon the information known at that time.  Actual results could differ from these estimates.

(d) Exhibits

Exhibit Number	Exhibit Description
2.1

Asset and Stock Purchase Agreement, dated December 15, 2019, between Ferro Corporation and Pigments Spain, S.L. (incorporated by reference to Exhibit 2.1 to Ferro Corporation’s Current Report on Form 8-K filed on January 10, 2020).

2.2	First Amendment to the Asset and Stock Purchase Agreement, dated December 15, 2020, between Ferro Corporation and Pigments Spain, S.L.
2.3	Second Amendment to the Asset and Stock Purchase Agreement, dated February 24, 2021, between Ferro Corporation and Pigments Spain, S.L.
99.1	Press Release dated February 25, 2021
104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

March 1, 2021	By:	/s/ Benjamin J. Schlater

Name: Benjamin J. Schlater
Title: Group Vice President and Chief Financial Officer